© 2021 Wells Fargo Bank, N.A. All rights reserved. 3Q21 Financial Results October 14, 2021 Exhibit 99.3

23Q21 Financial Results • Over 1 million customer accounts now benefiting from Clear Access Banking, our checking account with no overdraft or non-sufficient fund fees – Over 50% of accounts with customers 24 years and younger • During 3Q21, our Overdraft Rewind feature helped over 1.3 million customers avoid overdraft, overdraft protection or non-sufficient fund fees on 2.5 million transactions • Wells Fargo voluntarily committed to donate the gross processing fees received from Paycheck Protection Program (PPP) loans funded in 2020 to create the Open for Business Fund • The Fund provides support for Community Development Financial Institutions (CDFIs) and other nonprofit organizations that provide capital, training and long- term support to small businesses • Through 3Q21, we have: – Fulfilled $305 million of our ~$420 million commitment, which included grants to 215 CDFIs, which in turn is estimated to help nearly 150,000 small business owners maintain more than 250,000 jobs – Over 80% of our funding is projected to reach diverse-owned businesses, which were disproportionately impacted by the COVID-19 pandemic – $55 million of the $305 million was provided to 93 nonprofits that offer small business owners access to experts to help grow their businesses • Business owners have used the funding to keep paying their employees, pivot to new business models, buy needed supplies, close the gap on rent and utilities, and meet other business needs • Additionally, we have committed to donate any net profits from processing fees received from PPP loans funded in 2021 Actively helping our customers and communities Clear Access Banking and Overdraft Rewind Supporting the Small Business Recovery Through Our Open for Business Fund • Charitable Donations: $496 million in donations expense during the first nine months of 2021, including support for the Open for Business Fund • 3Q21 contributions and announcements included: – Housing Affordability: Granted nearly $11 million to 19 nonprofits offering legal assistance and other resources in support of home ownership, renter stabilization, and eviction avoidance – Neighborhood Lift: Committed to a $5 million investment to help more than 300 low- and moderate-income residents in Philadelphia with home down payment assistance – Investing in Workforce Development: Announced a $1 million donation to Kollab, a workforce development program focused on the inclusion of young people who face employment opportunity challenges, as well as serving more African American youth within the Los Angeles County Alliance for Boys & Girls Clubs – Banking Inclusion Initiative: Offering MoCaFi customers the ability to make withdrawals with their Angeleno Connect Card at any of Wells Fargo’s ATMs nationwide without incurring fees from Wells Fargo – Helping Women-owned Businesses: Launched Connect to MoreSM, a resource hub for women-owned businesses and a mentoring program partnering with Nasdaq Entrepreneurial Center to empower 500 women-owned businesses • In July 2021 published our updated ESG Report and Goals and Performance Data which feature information regarding sustainability, human rights, diversity, equity and inclusion and other social impacts among many other categories, and included new disclosures on our workforce by race, gender and job category1 1. Aligned to job categories as defined by government job category definitions and descriptions as outlined by the U.S. Equal Employment Opportunity Commission (EEOC). Taking Additional Actions to Support Our Communities Enhancing Transparency on Environmental, Social and Governance Matters

3Q21 results

WELLS FARGO

Financial Results

ROE: 11.1%
ROTCE: 13.2%[1]
Efficiency ratio: 71%[2]

- Net income of $5.1 billion, or $1.17 per diluted common share
  - Revenue of $18.8 billion, down 2%
  - Noninterest expense of $13.3 billion, down 13%
  - Results included:

($ in millions, except EPS)	**Pre-tax Income**	**EPS**
Change in the allowance for credit losses	$1,652	0.30
Impact of an operating loss associated with the September 2021 Office of the Comptroller of the Currency (OCC) enforcement action	(250)	(0.05)

- Effective income tax rate of 22.9%
- Average loans of $854.0 billion, down 8%
- Average deposits of $1.5 trillion, up 4%

Credit Quality

- Provision for credit losses of $(1.4) billion, down $2.2 billion
  - Total net charge-offs of $257 million, down $474 million
    - Net loan charge-offs of 0.12% of average loans (annualized)
  - Allowance for credit losses for loans of $14.7 billion, down $5.8 billion from 3Q20 and down $1.7 billion from 2Q21

Capital and Liquidity

CET1 ratio: 11.6%[3]
LCR: 119%[4]
TLAC ratio: 23.7%[5]

- Common Equity Tier 1 (CET1) capital of $141.6 billion[3]
- CET1 ratio of 11.6% under the Standardized Approach and 12.4% under the Advanced Approach[3]
- Increased common stock dividend to $0.20 per share
- Repurchased 114.2 million shares of common stock, or $5.3 billion, in the quarter

Comparisons in the bullet points are for 3Q21 versus 3Q20, unless otherwise noted.

1. Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 16.
2. The efficiency ratio is noninterest expense divided by total revenue.
3. See page 17 for additional information regarding Common Equity Tier 1 (CET1) capital and ratios. CET1 is a preliminary estimate.
4. Liquidity coverage ratio (LCR) represents high-quality liquid assets divided by projected net cash outflows, as each is defined under the LCR rule. LCR is a preliminary estimate.
5. Represents total loss absorbing capacity (TLAC) divided by the greater of risk-weighted assets determined under the Standardized and Advanced Approaches, which is our binding TLAC ratio. TLAC is a preliminary estimate.

3Q21 Financial Results

3

3Q21 earnings

WELLS FARGO

$ in millions (mm), except per share data	3Q21	2Q21	3Q20	vs. 2Q21	vs. 3Q20
Net interest income	$8,909	8,800	9,379	$109	(470)
Noninterest income	9,925	11,470	9,937	(1,545)	(12)
Total revenue	18,834	20,270	19,316	(1,436)	(482)
Net charge-offs	257	379	731	(122)	(474)
Change in the allowance for credit losses	(1,652)	(1,639)	38	(13)	(1,690)
Provision for credit losses	(1,395)	(1,260)	769	(135)	(2,164)
Noninterest expense	13,303	13,341	15,229	(38)	(1,926)
Pre-tax income	6,926	8,189	3,318	(1,263)	3,608
Income tax expense (benefit)	1,521	1,445	(83)	76	1,604
Effective income tax rate (%)	*22.9 %*	*19.3*	*(2.6)*	359 bps	nm
Net income	**$5,122**	**6,040**	**3,216**	**($918)**	**1,906**
Diluted earnings per common share	$1.17	1.38	0.70	($0.21)	0.47
Diluted average common shares (# mm)	4,090.4	4,156.1	4,132.2	(66)	(42)
Return on equity (ROE)	11.1 %	13.6	7.2	(253) bps	386
Return on average tangible common equity (ROTCE) [1]	13.2	16.3	8.7	(307)	448
Efficiency ratio	71	66	79	482	(821)

nm - not meaningful

1. Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 16.

3Q21 Financial Results

4

Credit quality

WELLS FARGO

Provision for Credit Losses and Net Charge-offs *($ in millions)*



769
731
0.29%
584
0.26%
523
0.24%
379
0.18%
257
0.12%
(179)
(1,048)
(1,260)
(1,395)
3Q20
4Q20
1Q21
2Q21
3Q21
Provision for Credit Losses
Net Charge-offs
Net Loan Charge-off Ratio

- Commercial net loan charge-offs down $42 million driven by net recoveries in the energy portfolio and in commercial real estate
- Consumer net loan charge-offs down $80 million as lower losses in credit card and auto were partially offset by higher other consumer losses
- Nonperforming assets decreased $321 million, or 4%, predominantly driven by a $529 million decline in commercial nonaccruals, which was partially offset by a $241 million increase in residential mortgage – first lien nonaccruals

Allowance for Credit Losses for Loans *($ in millions)*



20,471
8,929
2.22%
11,542
19,713
8,197
2.22%
11,516
18,043
7,361
2.09%
10,682
16,391
6,821
1.92%
9,570
14,705
6,140
1.70%
8,565
3Q20
4Q20
1Q21
2Q21
3Q21
Commercial
Consumer
Allowance coverage for total loans

- Allowance for credit losses for loans down $1.7 billion due to continued improvements in the economic environment
  - Allowance coverage for total loans down 22 bps from 2Q21 and down 52 bps from 3Q20

Comparisons in the bullet points are for 3Q21 versus 2Q21, unless otherwise noted.

3Q21 Financial Results
5

Average loans and deposits

WELLS FARGO



Average Loans Outstanding ($ in billions)
931.7
899.7
873.4
854.7
854.0
434.0
423.2
396.8
377.7
375.9
3.41%
3.43%
3.34%
3.33%
3.29%
497.7
476.5
476.6
477.0
478.2
3Q20
4Q20
1Q21
2Q21
3Q21
Commercial Loans
Consumer Loans
Total Average Loan Yield



Average Deposits and Rates ($ in billions)
1,399.0
68.0
169.4
226.1
179.0
756.5
1,380.1
56.4
169.8
205.8
184.9
763.2
1,393.5
46.5
173.7
194.5
189.4
789.4
1,435.8
41.7
175.0
190.8
192.6
835.7
1,450.9
37.3
176.6
189.4
199.2
848.4
3Q20
4Q20
1Q21
2Q21
3Q21
Corporate
Wealth and Investment Management
Corporate and Investment Banking
Commercial Banking
Consumer Banking and Lending

Average Deposit Cost	0.09%	0.05%	0.03%	0.03%	0.03%

- Average loans down $77.7 billion, or 8%, year-over-year (YoY), and down $723 million from 2Q21 as a $6.3 billion decline in consumer real estate loans was largely offset by modest growth in most other categories
- Total average loan yield of 3.29%, down 4 bps from 2Q21 and down 12 bps YoY reflecting the repricing impacts of lower interest rates, as well as lower consumer real estate loans

- Average deposits up $51.9 billion, or 4%, YoY as growth across most businesses was partially offset by targeted actions to manage to the asset cap, primarily in Corporate Treasury and Corporate and Investment Banking
- Average deposit cost of 3 bps, stable with 2Q21 and down 6 bps YoY reflecting the lower interest rate environment

3Q21 Financial Results

6

73Q21 Financial Results Net interest income • Net interest income decreased $470 million, or 5%, YoY reflecting the impact of lower loan balances due to soft demand and elevated prepayments, and the impact of lower yields on earning assets, partially offset by a decline in long-term debt and lower mortgage-backed securities (MBS) premium amortization – 3Q21 MBS premium amortization was $499 million vs. $668 million in 3Q20 and $587 million in 2Q21 • Net interest income up $109 million, or 1%, from 2Q21 Net Interest Income ($ in millions) 9,379 9,355 8,808 8,800 8,909 Net Interest Income Net Interest Margin on a taxable-equivalent basis 3Q20 4Q20 1Q21 2Q21 3Q21 2.13% 2.16% 2.05% 2.02% 2.03% 1. Includes taxable-equivalent adjustments predominantly related to tax-exempt income on certain loans and securities. 1

Noninterest expense


Noninterest Expense ($ in millions)
15,229
4,668
718
1,219
8,624
14,802
4,452
781
621
8,948
13,989
104
4,101
13
213
9,558
13,341
79
4,145
(4)
303
8,818
13,303
4,072
1
540
8,690
3Q20
4Q20
1Q21
2Q21
3Q21
Goodwill Write-down
All Other Expenses
Restructuring Charges
Operating Losses
Personnel Expense

Headcount *(Period-end, '000s)*

3Q20	4Q20	1Q21	2Q21	3Q21
275	269	265	259	254

- 3Q21 noninterest expense included a $250 million operating loss associated with the September 2021 OCC enforcement action
- Noninterest expense down 13% from 3Q20
  - Personnel expense up 1% as lower salaries expense driven by reduced headcount reflecting efficiency initiatives was more than offset by higher incentive and revenue-related compensation
  - Non-personnel expense down $2.0 billion, or 30%, largely driven by lower restructuring charges and operating losses, lower consultant and contractor spend reflecting efficiency initiatives, and lower COVID-19-related expenses that primarily impacted occupancy expense
- Noninterest expense down modestly from 2Q21
  - Personnel expense down 1% as lower incentive compensation and employee benefits expense was partially offset by higher revenue-related compensation and higher salaries expense on one additional day in the quarter
  - Non-personnel expense up $90 million, or 2%, as higher operating losses were partially offset by lower technology, telecommunications and equipment expense, lower professional and outside services expense, and lower other expense

3Q21 Financial Results

8

Consumer Banking and Lending

WELLS FARGO

Summary Financials

$ in millions (mm)	3Q21	vs. 2Q21	vs. 3Q20
Revenue by line of business:			
Consumer and Small Business Banking (CSBB)	$4,822	$108	101
Consumer Lending:			
Home Lending	2,012	(60)	(515)
Credit Card	1,399	36	54
Auto	445	30	41
Personal Lending	126	4	(23)
Total revenue	**8,804**	**118**	**(342)**
Provision for credit losses	(518)	(151)	(1,158)
Noninterest expense	6,053	(149)	(1,292)
Pre-tax income	3,269	418	2,108
Net income	**$2,451**	**$313**	**1,580**

Selected Metrics

		3Q21	2Q21	3Q20
Return on allocated capital [1]		19.7 %	17.3	6.6
Efficiency ratio [2]		69	71	80
Retail bank branches	#	4,796	4,878	5,229
Digital (online and mobile) active customers [3] (mm)		32.7	32.6	32.0
Mobile active customers [3] (mm)		27.0	26.8	25.9

- Total revenue down 4% YoY and up 1% from 2Q21
  - CSBB up 2% YoY primarily due to an increase in consumer activity, including higher debit card transactions, and lower COVID-19-related fee waivers; up 2% from 2Q21 primarily driven by higher deposit-related fees and higher net interest income on higher deposits
  - Home Lending down 20% YoY primarily due to lower mortgage banking income on lower gain on sale margins, origination volumes, and servicing fees, as well as lower net interest income on lower loans outstanding, partially offset by higher gains from the re-securitization of loans purchased from MBS last year
  - Credit Card up 4% YoY on higher point-of-sale volume and lower customer accommodations and fee waivers provided in response to COVID-19
  - Auto up 10% YoY and up 7% from 2Q21 on higher loan balances
- Noninterest expense down 18% YoY primarily due to lower operating losses and lower personnel expense due to efficiency initiatives, as well as a decline in occupancy expense related to lower COVID-19-related expenses

Average Balances and Selected Credit Metrics

$ in billions	3Q21	2Q21	3Q20
Balances			
Loans	$325.6	331.9	379.8
Deposits	848.4	835.8	756.5
Credit Performance			
Net charge-offs as a % of average loans	0.37 %	0.43	0.39

1. Return on allocated capital is segment net income (loss) applicable to common stock divided by segment average allocated capital. Segment net income (loss) applicable to common stock is segment net income (loss) less allocated preferred stock dividends.
2. Efficiency ratio is segment noninterest expense divided by segment total revenue.
3. Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device, respectively, in the prior 90 days.

3Q21 Financial Results

9

103Q21 Financial Results Consumer Banking and Lending Mortgage Loan Originations ($ in billions) Auto Loan Originations ($ in billions) Credit Card POS Volume ($ in billions) Debit Card Point of Sale (POS) Volume and Transactions1 1. Debit card purchase volume and transactions reflect combined activity for both consumer and business debit card purchases. 61.6 53.9 51.8 53.2 51.9 32.8 32.3 33.6 36.9 35.2 28.8 21.6 18.2 16.3 16.7 Retail Correspondent Refinances as a % of Originations 3Q20 4Q20 1Q21 2Q21 3Q21 102.9 105.3 108.5 122.0 118.6 POS Volume ($ in billions) POS Transactions (billions) 3Q20 4Q20 1Q21 2Q21 3Q21 5.4 5.3 7.0 8.3 9.2 3Q20 4Q20 1Q21 2Q21 3Q21 21.3 22.9 21.1 25.5 26.5 3Q20 4Q20 1Q21 2Q21 3Q21 2.3 2.3 2.3 2.5 2.5 51% 52% 64% 55% 55%

113Q21 Financial Results Commercial Banking • Total revenue down 7% YoY and down 2% from 2Q21 – Middle Market Banking revenue down 3% YoY primarily due to lower loan balances on reduced client demand and line utilization, as well as the impact of lower interest rates, partially offset by higher deposit balances and deposit- related fees – Asset-Based Lending and Leasing revenue down 12% YoY driven by lower loan balances as a result of lower line utilization reflecting reduced client financing needs due to lower inventory levels, as well as lower lease income, partially offset by improved loan spreads • Noninterest expense down 14% YoY primarily driven by lower salaries expense and a decline in consulting expense due to efficiency initiatives, as well as lower lease expense Summary Financials $ in millions 3Q21 vs. 2Q21 vs. 3Q20 Revenue by line of business: Middle Market Banking $1,165 $14 (31) Asset-Based Lending and Leasing 911 (46) (119) Total revenue 2,076 (32) (150) Provision for credit losses (335) 47 (674) Noninterest expense 1,396 (47) (227) Pre-tax income 1,015 (32) 751 Net income $759 ($25) 567 Selected Metrics 3Q21 2Q21 3Q20 Return on allocated capital 14.5% 15.2 2.9 Efficiency ratio 67 68 73 Average loans by line of business ($ in billions) Middle Market Banking $101.5 102.1 110.3 Asset-Based Lending and Leasing 77.1 76.5 91.6 Total loans $178.6 178.6 201.9 Average deposits 199.2 192.6 179.0

Corporate and Investment Banking

Summary Financials

$ in millions	3Q21	vs. 2Q21	vs. 3Q20
Revenue by line of business:			
Banking:			
Lending	$502	$28	80
Treasury Management and Payments	372	19	(23)
Investment Banking	367	(40)	72
Total Banking	1,241	7	129
Commercial Real Estate	942	(72)	87
Markets:			
Fixed Income, Currencies and Commodities (FICC)	884	(4)	(121)
Equities	234	28	(78)
Credit Adjustment (CVA/DVA) and Other	58	74	(4)
Total Markets	1,176	98	(203)
Other	26	14	65
Total revenue	**3,385**	**47**	**78**
Provision for credit losses	(460)	41	(339)
Noninterest expense	1,797	(8)	(194)
Pre-tax income	2,048	14	611
Net income	**$1,530**	**$7**	**448**

Selected Metrics

	3Q21	2Q21	3Q20
Return on allocated capital	16.9 %	17.0	11.6
Efficiency ratio	53	54	60

- Total revenue up 2% YoY and up 1% from 2Q21
  - Banking revenue up 12% YoY on higher advisory and equity origination fees, and higher loan balances, partially offset by lower deposit balances predominantly due to actions taken to manage under the asset cap
  - Commercial Real Estate revenue up 10% YoY reflecting higher commercial servicing income, loan balances, and capital markets results on stronger commercial mortgage gain on sale volumes and margins and higher underwriting fees; down 7% from 2Q21 on lower capital markets volumes and commercial mortgage servicing income
  - Markets revenue down 15% YoY on lower trading activity across most asset classes primarily due to market conditions
- Noninterest expense down 10% YoY primarily driven by reduced operations expense due to efficiency initiatives

Average Balances *($ in billions)*

Loans by line of business	3Q21	2Q21	3Q20
Banking	$95.9	90.8	88.9
Commercial Real Estate	110.7	108.9	109.5
Markets	50.7	52.7	51.4
Total loans	$257.3	252.4	249.8
Deposits	189.4	190.8	226.1
Trading-related assets	194.1	191.5	192.7

3Q21 Financial Results

12

133Q21 Financial Results Wealth and Investment Management • Total revenue up 10% YoY – Net interest income down 11% YoY driven by the impact of lower interest rates, partially offset by higher deposit and loan balances – Noninterest income up 16% YoY on higher asset-based fees primarily due to higher market valuations, partially offset by lower retail brokerage transactional activity • Noninterest expense up 6% YoY and included higher revenue-related compensation, partially offset by lower salaries and occupancy expense due to efficiency initiatives; up 1% from 2Q21 as higher revenue-related compensation was largely offset by lower salaries and benefits expense • Total client assets increased 13% YoY to $2.1 trillion, primarily driven by higher market valuations Summary Financials $ in millions 3Q21 vs. 2Q21 vs. 3Q20 Net interest income $637 $27 (80) Noninterest income 2,981 55 408 Total revenue 3,618 82 328 Provision for credit losses (73) (97) (63) Noninterest expense 2,917 26 175 Pre-tax income 774 153 216 Net income $579 $114 160 Selected Metrics ($ in billions, unless otherwise noted) 3Q21 2Q21 3Q20 Return on allocated capital 25.7% 20.7 18.4 Efficiency ratio 81 82 83 Average loans $82.8 81.8 79.0 Average deposits 176.6 175.0 169.4 Client assets Advisory assets 920 931 779 Other brokerage assets and deposits 1,171 1,212 1,076 Total client assets $2,091 2,143 1,855 Annualized revenue per advisor ($ in thousands) 1 1,141 1,084 940 Total financial and wealth advisors 12,552 12,819 13,793 1. Represents annualized segment total revenue divided by average total financial and wealth advisors for the period.

143Q21 Financial Results Corporate • Net interest income down YoY primarily due to lower loan balances due to the sale of our student loan portfolio • Noninterest income down YoY on lower gains on the sale of securities in our investment portfolio, partially offset by improved results in our affiliated venture capital and private equity businesses; down from 2Q21 on lower equity gains from our affiliated venture capital and private equity businesses, and a $147 million gain on the sale of student loans in 2Q21 • Noninterest expense down YoY primarily due to lower restructuring charges, partially offset by a $250 million operating loss associated with the September 2021 OCC enforcement action Summary Financials $ in millions 3Q21 vs. 2Q21 vs. 3Q20 Net interest income ($427) ($123) (159) Noninterest income 1,752 (1,575) (169) Total revenue 1,325 (1,698) (328) Provision for credit losses (9) 25 70 Noninterest expense 1,140 140 (388) Pre-tax income (loss) 194 (1,863) (10) Income tax expense (benefit) 110 (113) 742 Less: Net income (loss) from noncontrolling interests 281 (423) 97 Net income (loss) ($197) ($1,327) (849) Selected Metrics ($ in billions) 3Q21 2Q21 3Q20 Wells Fargo Asset Management assets under management $588 603 607

Appendix

Tangible Common Equity

WELLS FARGO

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than MSRs) and goodwill and other intangibles on nonmarketable equity securities, net of applicable deferred taxes. One of these ratios is return on average tangible common equity (ROTCE), which represents our annualized earnings as a percentage of tangible common equity. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables management, investors, and others to assess the Company's use of equity.

The table below provides a reconciliation of this non-GAAP financial measure to GAAP financial measures.

							Quarter ended
(in millions, except ratios)			Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Return on average tangible common equity:							
Net income applicable to common stock	(A)	$	**4,787**	5,743	4,256	2,741	2,901
Average total equity			**194,041**	190,968	189,074	185,444	181,377
Adjustments:							
Preferred stock			**(21,403)**	(21,108)	(21,840)	(21,223)	(21,098)
Additional paid-in capital on preferred stock			**145**	138	145	156	158
Unearned ESOP shares			**875**	875	875	875	875
Noncontrolling interests			**(1,845)**	(1,313)	(1,115)	(887)	(761)
Average common stockholders' equity	(B)	$	**171,813**	169,560	167,139	164,365	160,551
Adjustments:							
Goodwill			**(26,192)**	(26,213)	(26,383)	(26,390)	(26,388)
Certain identifiable intangible assets (other than MSRs)			**(290)**	(310)	(330)	(354)	(378)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)			**(2,169)**	(2,208)	(2,217)	(1,889)	(2,045)
Applicable deferred taxes related to goodwill and other intangible assets (1)			**882**	873	863	852	838
Average tangible common equity	(C)	$	**144,044**	141,702	139,072	136,584	132,578
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)		**11.1 %**	13.6	10.3	6.6	7.2
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)		**13.2**	16.3	12.4	8.0	8.7

(1) Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

3Q21 Financial Results

16

Common Equity Tier 1 under Basel III

WELLS FARGO

Wells Fargo & Company and Subsidiaries
RISK-BASED CAPITAL RATIOS UNDER BASEL III (1)

(in billions, except ratio)			Estimated Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Total equity (2)		$	**191.1**	193.1	188.0	185.7	181.7
Effect of accounting policy changes (2)			**—**	—	0.3	0.2	0.3
Total equity (as reported)			**191.1**	193.1	188.3	185.9	182.0
Adjustments:							
Preferred stock			**(20.3)**	(20.8)	(21.2)	(21.1)	(21.1)
Additional paid-in capital on preferred stock			**0.1**	0.2	0.2	0.1	0.2
Unearned ESOP shares			**0.9**	0.9	0.9	0.9	0.9
Noncontrolling interests			**(2.0)**	(1.9)	(1.1)	(1.0)	(0.9)
Total common stockholders' equity		$	**169.8**	171.5	167.1	164.8	161.1
Adjustments:							
Goodwill			**(26.2)**	(26.2)	(26.3)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)			**(0.3)**	(0.3)	(0.3)	(0.3)	(0.4)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)			**(2.1)**	(2.3)	(2.3)	(2.0)	(2.0)
Applicable deferred taxes related to goodwill and other intangible assets (3)			**0.9**	0.9	0.9	0.9	0.8
Current expected credit loss (CECL) transition provision (4)			**0.5**	0.9	1.3	1.7	1.9
Other			**(1.0)**	(1.1)	(0.7)	(0.4)	(0.1)
Common Equity Tier 1	(A)	$	**141.6**	143.4	139.7	138.3	134.9
Total risk-weighted assets (RWAs) under Standardized Approach	(B)	$	**1,219.1**	1,188.7	1,179.0	1,193.7	1,185.6
Total RWAs under Advanced Approach	(C)		**1,138.3**	1,126.5	1,109.4	1,158.4	1,172.0
Common Equity Tier 1 to total RWAs under Standardized Approach	(A)/(B)		**11.6 %**	12.1	11.8	11.6	11.4
Common Equity Tier 1 to total RWAs under Advanced Approach	(A)/(C)		**12.4**	12.7	12.6	11.9	11.5

(1) The Basel III capital rules for calculating CET1 and tier 1 capital, along with RWAs, are fully phased-in. However, the requirements for determining total capital are in accordance with transition requirements and are scheduled to be fully phased-in beginning January 1, 2022. The Basel III capital rules provide for two capital frameworks: the Standardized Approach and the Advanced Approach applicable to certain institutions. Accordingly, in the assessment of our capital adequacy, we must report the lower of our CET1, tier 1 and total capital ratios calculated under the Standardized Approach and under the Advanced Approach.
(2) In second quarter 2021, we elected to change our accounting method for low-income housing tax credit (LIHTC) investments. We also elected to change the presentation of investment tax credits related to solar energy investments. Prior period total equity was revised to conform with the current period presentation. Prior period risk-based capital and certain other regulatory related metrics were not revised.
(3) Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.
(4) In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators related to the impact of CECL on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out of the benefits. The impact of the CECL transition provision on our regulatory capital at September 30, 2021, was an increase in capital of $463 million, reflecting a $991 million (post-tax) increase in capital recognized upon our initial adoption of CECL, offset by 25% of the $5.8 billion increase in our ACL under CECL from January 1, 2020, through September 30, 2021.

3Q21 Financial Results

17

183Q21 Financial Results Disclaimer and forward-looking statements Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) the performance of our mortgage business and any related exposures; (viii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (ix) future common stock dividends, common share repurchases and other uses of capital; (x) our targeted range for return on assets, return on equity, and return on tangible common equity; (xi) expectations regarding our effective income tax rate; (xii) the outcome of contingencies, such as legal proceedings; (xiii) environmental, social and governance related goals or commitments; and (xiv) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward- looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our third quarter 2021 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020.